EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd.’s Unconsolidated Joint Venture, PennantPark Senior Secured Loan Fund I, LLC Completes $300.7 Million CLO

NEW YORK, Jan. 28, 2021 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (the “Company”) (NASDAQ: PFLT) (TASE: PFLT) today announced that PennantPark Senior Secured Loan Fund I, LLC, “PSSL”, through PSSL’s wholly-owned and consolidated subsidiary, PennantPark CLO II, Ltd. has closed a three-year reinvestment period, eleven-year final maturity $300.7 million debt securitization in the form of a collateralized loan obligation (“CLO”). The debt issued in the CLO (the “Debt”) is structured in the following manner:

Class	Par Amount ($ in millions)	% of Capital Structure	Coupon	Expected Rating (S&P)	Issuance Price
A-1 Notes	41,000,000	13.6%	3 Mo LIBOR + 1.90%	AAA	100.0%
A-1 Loans	130,000,000	43.2%	3 Mo LIBOR + 1.90%	AAA	100.0%
A-2	6,000,000	2.0%	3 Mo LIBOR + 2.25%	AAA	100.0%
B-1	15,500,000	5.2%	3 Mo LIBOR + 2.60%	AA	100.0%
B-2	8,500,000	2.8%	3.14%	AA	100.0%
C	27,000,000	9.0%	3 Mo LIBOR + 4.25%	A	100.0%
D	18,000,000	6.0%	3 Mo LIBOR + 6.50%	BBB-	100.0%
E	18,000,000	6.0%	NA	BB-	NA
Sub Notes	36,700,000	12.2%		NR	NA
Total	300,700,000

PSSL will retain all the Class E Notes and Subordinated Notes through a consolidated subsidiary. The reinvestment period for the term debt securitization ends in January 2024 and the Debt is scheduled to mature in January 2032. The term debt securitization is expected to be approximately 95% funded at close. The proceeds from the Debt will be used to repay a portion of PSSL’s $325 million secured credit facility.  In addition, PSSL acts as retention holder in the transaction to retain exposure to the performance of the securitized assets. GreensLedge Capital Markets LLC acted as lead placement agent on the CLO Transaction.

“This transaction allows PSSL to grow with low cost, long term financing which is well matched to the lower risk nature of the underlying assets,” said Arthur Penn, Chief Executive Officer of PFLT. “Having a three-year reinvestment period, an 11-year final maturity, and attractive pricing will enhance returns for the Company and PSSL. The resiliency of the portfolio through COVID along with the strong performance of the Company’s first CLO led to a successful execution.”

The notes offered as part of the term debt securitization have not been and will not be registered under the Securities Act of 1933, as amended, or the Securities Act, or any state “blue sky” laws, and may not be offered or sold in the United States absent registration under Section 5 of the Securities Act or an applicable exemption from such registration requirements. The CLO is a form of secured financing incurred and consolidated by PSSL. This press release shall not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK SENIOR SECURED LOAN FUND I, LLC

PennantPark Senior Secured Loan Fund I LLC, is a joint venture between PennantPark Floating Rate Capital Ltd. and a subsidiary of Kemper Corporation (NYSE: KMPR), Trinity Universal Insurance Company, and primarily invests in U.S. middle-market companies whose debt is rated below investment grade.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, which has approximately $3.5 billion of assets under management.  Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions.  PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Exchange Act the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Floating Rate Capital Ltd. files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com